                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT, made and entered into as of the 7th day of September 2000, by and among Michael J. Blumenfeld (hereinafter referred to as the "Seller") and Collegiate Pacific, Inc., a Delaware corporation (hereinafter referred to as the "Buyer").


                                   WITNESSETH:

         WHEREAS, the Seller owns 100,000 shares of Common Stock, no par value per share (hereinafter referred to as the "Shares") of KesMil Manufacturing, Inc., a Texas corporation (hereinafter referred to as the "Company"), which represents all of the outstanding capital stock of the Company; and

         WHEREAS, the Seller desires to sell the Shares to Buyer and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                       1.

                           PURCHASE AND SALE OF SHARES

         SECTION 1.01. Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, effective the date hereof (the "Closing Date") the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Shares. The Seller shall transfer all of his right, title, and interest in and to the Shares to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

         SECTION 1.02.   Purchase Price.

         (a) The purchase price of the Shares (hereinafter referred to as the "Purchase Price") shall be (i) the assumption of the Company's accounts payable and accrued expenses as of June 30, 2000, which aggregate $309,099.00, (ii) the assumption of the Company's promissory note payable to the order of Abe Blumenfeld, dated September ___, 2000, with an outstanding principal balance of $45,000.00, and (iii) the assumption of the Company's promissory note payable to the order of Seller, dated September __, 2000, with an outstanding principal balance of $536,000.00.

         (b) As additional consideration for the purchase of the Shares, the Company shall fund all of the Company's working capital needs from June 30, 2000 through the Closing Date.

                                       2.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to, and agrees with, the Buyer as follows:

         SECTION 2.01.   Organization, Qualifications, etc.

         (a) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas and is duly licensed or qualified as a foreign corporation in each jurisdiction, if any, in which the nature of the business transacted by it or the character of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to obtain such licensing or qualification would not have a material adverse effect on the Company. The Company has the full corporate power and authority to own and hold its properties and to conduct its business as currently conducted.

         (b) The copies of the Company's articles of incorporation and bylaws which have been delivered to Buyer are complete and correct, contain all amendments thereto, and are in full force and effect as of the date hereof.

         (c) The Company has no subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any participation or interest in any partnership, limited liability company, joint venture, or other non-corporate business enterprise.

         (d) The Company has such permits, licenses, franchises and authorizations ("Permits") from governmental and regulatory authorities as are necessary to conduct its business and sell its products and services, except for such Permits the absence of which would not have a material adverse effect on the Company. The Company holds such Permits free of any claims and has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, nor after notice or lapse of time or both would allow, revocation or termination thereof or would result in any other material impairment of the rights of the Company under any such Permits.

         SECTION 2.02. Capital Stock. The authorized capital stock of the Company consists solely of 1,000,000 shares of no par Common Stock, of which 100,000 shares are validly issued and outstanding, fully paid and nonassessable. The name of the sole shareholder of the Company of record is the Seller, who owns 100,000 shares of no par Common Stock. No subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company from the Company is authorized or outstanding. There is not any commitment of the Company to issue any shares, warrants, options, or other such rights or to distribute to holders of its capital stock any evidence of indebtedness or assets. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         SECTION 2.03. Non-Contravention. The execution and delivery of this Agreement do not, and the consummation of the purchase and sale of the Shares and the other transactions contemplated hereby will not

(i) violate any provision of the articles of incorporation or bylaws of the Company; (ii) violate any provision of, result in a default under, allow or result in termination of, or require the consent of another party to, any loan agreement, lease, license, note, instrument, security agreement, mortgage, lien, deed of trust, development agreement, maintenance agreement, supply agreement, sales contract, or other written or oral contract or agreement of any kind;
(iii) entitle any party to accelerate any monetary or other obligation of the Company, (iv) result in the creation or imposition of any lien, charge, mortgage, security interest, or other encumbrance upon the Shares or any property of the Company, (v) violate any judgment, award, injunction, order, or decree or (vi) violate or conflict with any other material restriction of any kind to which the Company, any of its property, or the Shares are subject.

         SECTION 2.04. Financial Statements. The Seller has furnished a balance sheet of the Company to Buyer as of June 30, 2000 (the "June Balance Sheet"), and the related statement of operations of the Company for the six-month interim period ended June 30, 2000. Such financial statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly and accurately the financial position of the Company as of such dates and the results of its operations for such periods. All of the accounts receivable of the Company on June 30, 2000, as reflected in the June Balance Sheet arose from bona fide transactions in the ordinary course of business, have been collected or are good and collectible at the recorded amounts, and are not subject to any counterclaim or set-off. Except as set forth in the June Balance Sheet, to the best of Seller's knowledge the Company had no material obligations or liabilities, absolute, accrued, contingent, or other as of June 30, 2000.

         SECTION 2.05. Events Subsequent To June 30, 2000. Since June 30, 2000, the Company has not (i) issued or agreed to issue any stock, bonds, notes, options, warrants, rights, or other corporate securities, (ii) borrowed any amount or incurred any material liabilities (absolute, accrued, contingent or other), (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) except liabilities and obligations paid to unrelated parties in the ordinary course of business, (iv) declared or made any payment or distribution to shareholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged, or subjected to lien or security interest any of its assets, tangible or intangible, other than liens of current taxes not yet due, (vi) sold, assigned, or transferred any of its tangible assets (except inventory sold in the ordinary course of business) or cancelled any debts or claims, (vii) sold, assigned, or transferred any patents, trademarks, trade names, copyrights, trade secrets, proprietary information, or other intangible assets, (viii) suffered any material casualty losses, or waived any rights of substantial value, (ix) made any changes in employee or officer or director compensation, (x) entered into any transaction except in the ordinary course of business or as contemplated by this Agreement, or (xi) agreed or committed to do any of the foregoing.

         SECTION 2.06. Actions Pending. There is no action, suit, or proceeding filed, threatened against, or affecting the Company or any of its properties or rights before any court or by or before any tribunal or arbitration board or governmental body. To the best of Seller's knowledge, no governmental entity is investigating or threatening to investigate the Company. To the best of Seller's knowledge, there does not exist any material unasserted claim which may give rise to any action, suit, or proceeding against the Company.

         SECTION 2.07. Trade Secrets. No third party has claimed that any person affiliated with the Company has, in respect of his activities on behalf of the Company to date, violated any of the terms or conditions of an employment contract or other agreement with such third party, disclosed or utilized any trade secrets or proprietary information or documentation of such third party, or interfered in the employment relationship between such third party and any of its employees, nor, has any such violation, disclosure or utilization occurred. The Company has not wrongfully utilized any trade secrets or any information or documentation proprietary to any other person or entity, including, but not limited to computer software source code or confidential business information, and neither the Company nor any person or entity affiliated with the Company has violated any confidential relationship with any third party in connection with the development and sale or license of any products or services of the Company.

         SECTION 2.08.  Properties.


         (a) the Company has good and valid title to all properties and assets owned by it, including, without limitation, those listed on the June Balance Sheet, (other than properties and assets disposed of in the ordinary course of business subsequent to the date of such balance sheet, which dispositions are not material either with respect to any individual item of property or asset or in the aggregate), free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, (i) liens for current taxes not yet due, and (ii) liens incurred in the ordinary course of business not in connection with the extension of credit to the Company which do not individually or in the aggregate materially detract from the value of the Company's properties or materially impair the use of such assets.

         (b) Schedule 2.08 lists all patents, patent applications, copyrights, copyright registrations, trade names, trademarks, service marks, trademark and service mark registrations and applications, licenses, computer software, and all other intangible personal property and intellectual or proprietary rights that are owned by or registered in the name of the Company or to which the Company has any rights as licensee or otherwise. All federal trademark or service mark registrations, and all applications to register any trademarks or service marks on any trademark register maintained by the United States government or any state government are based on truthful affidavits or declarations of use. The Company owns or has the right to use as a licensee or otherwise all intangible personal property, including without limitation all patents, trademarks, service marks, trade names, copyrights, trade secrets, know how and other intellectual and proprietary rights and franchises, that are necessary to the sale and/or licensing of its products and the conduct of the business of the Company as presently conducted, and such ownership and use rights are free and clear of adverse claims, liens, mortgages, charges, security interests, and other encumbrances except as set forth in Schedule 2.08.


         (3) The Company has not infringed any patent, copyright, or trade secret rights of any third party.

         (4) Except as set forth on Schedule 2.08, the Company does not practice any patented method in connection with the manufacture of its products.

         SECTION 2.09. Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, owned by any third party is a valid and subsisting agreement, without any material default of the Company thereunder and without any material default thereunder of the other party thereto. The Company's possession of such respective property has not been disturbed, nor has any claim been asserted against the Company adverse to its rights in such leasehold interests. That certain Sublease Agreement between the Company, as sublessee, and UV Color South, L.P., as sublessor, dated March 19, 1999, may require the consent of the sublessor and/or Post Valwood, Inc., the landlord to sublessor of the subject facilities, as a result of and to the transactions which are the subject matter of this Agreement in order for there not to be a default under the said Sublease Agreement.

         SECTION 2.10. Taxes. (i) the provisions, if any, made for taxes on the June Balance Sheet are sufficient for the payment of all federal, state, county, and local taxes of the Company whether or not disputed, with respect to operations of the Company through June 30, 2000; (ii) the Company has properly completed and filed in correct form all federal, state, and local tax returns of every nature required to be filed by it, and no extensions of time in which to file any such returns are in effect; (iii) the Company has delivered to Buyer true and correct copies of all of its federal, state, and local income tax returns and such returns accurately reflect the amount of tax due and taxable gain or loss realized for the period covered thereby; (iv) the Company has paid and satisfied on or before their respective due dates all taxes (whether or not requiring the filing of returns), including all deficiency assessments, additions to tax, penalties and interest of which notice has been received, to the extent that such amounts have become due, and none of such taxes, assessments or charges is delinquent; (v) all taxes or other assessments and levies which the Company is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities in a timely fashion or are held by the Company in a depository bank account for such payment, and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Company and the Company is not liable for any penalty or interest with respect to any such withholdings or collections; (vi) the Company has received no notice that any tax returns filed by it prior to the date hereof have been or are currently being examined by the federal, state, or local tax authorities, and no issue has been raised by such authorities in any such examination which, by application of similar principles, could be expected to result in a proposed deficiency for any other year not so examined or to result in any additional income taxes for years for which returns have not been filed; (vii) there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, or local tax return for any period with respect to the Company.

         SECTION 2.11. Employment Contracts, Etc. (i) the Company is not a party to any employment or deferred compensation agreements, (ii) the Company does not have any bonus, incentive, profit-sharing plans, or stock option plans, (iii) the Company does not have any pension, retirement or similar plans or obligations, whether of a legally binding nature or in the nature of informal understandings, or (iv) there are no existing material arrangements or proposed material transactions between the Company and any officer or director or shareholder of the Company. The Company is not a party to any collective bargaining agreement and no organizational efforts are currently being made with respect to any of its employees.

         SECTION 2.12. Other Contracts and Commitments. The Company is not a party to any contract or commitment (or group of related contracts or commitments), other than contracts of the type referred to in Section 2.11 and contracts entered into in the ordinary course of business that do not involve more than $10,000 or have a term (including renewals or extensions optional with another party) of more than one year from the date hereof. The Company is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which may result in any material adverse change in the condition, financial or other, of the Company.

         SECTION 2.13. Compliance With Law. The Company is not in default under any order of any court, governmental authority, arbitration board or tribunal to which it is or was subject or in violation of any laws, ordinances, governmental rules, or regulations, including, but not limited to, any wage/hour, labor, or anti-discrimination laws relating to its employees.

         SECTION 2.14. Employee and Fringe Benefit Plans. The Company does not maintain and is not required to contribute to or otherwise participate in (and never has maintained, contributed to or otherwise participated in) an "employee benefit plan" or a "multi-employer plan", (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any such plan is hereinafter referred to as an "Employee Plan." Except as reflected in the June Balance Sheet, the Company has no liability for unpaid compensation or fringe benefits (including without limitation obligations to make payments because of disability, accrued sick leave or vacation pay).

         SECTION 2.15. Insider Interests. Except as disclosed on Schedule 2.15, no officer, or director, or shareholder of the Company has any agreement with the Company or any interest in any property, real or personal, tangible or intangible, including without limitation patents, copyrights, trade secrets, know how, technology, trade names, or trademarks used in the business of the Company. All agreements listed on Schedule 2.15 provide for prices and terms which are no more burdensome to the Company than would have been contained in agreements negotiated by unrelated parties dealing at arm's length.

         SECTION 2.16. Brokers. Seller has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against Buyer or the Company in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 2.17. Environmental Matters. To the best knowledge of Seller, the location, construction, occupancy, operation, condition and use of any real or personal property owned, leased by or in the possession of the Company (the "Property"), the facilities or improvements located thereon, and the operations and practices of the Company are in substantial compliance with all environmental laws and regulations, and any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including, without limitation all applicable zoning ordinances and building codes in effect at the time of improvement of such Property. The Company is not subject to any material liability or obligation, including investigatory or remedial obligations under any environmental law or the common law with respect to hazardous materials, relating to (i) the environmental conditions on, under or about the Property, including, without limitation, the air, soil, surface water and groundwater conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any hazardous materials. The Company has not received any notice nor is it aware of any existing condition or the practice of the business conducted by the Company which forms or could form the basis of any claim, action, suit, proceeding, administrative consent or agreement, litigation or settlement, hearing or investigation, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment of any hazardous material which, if decided against the Company, would have a material adverse effect on the Company, taken as a whole. To the best of Seller's knowledge, the Company has obtained or applied for all permits, licenses, registrations, notifications and similar authorizations required under environmental laws for the conduct of its business or relating to the Property, the facilities, improvements, or equipment located thereon.

         SECTION 2.18. Ownership of Shares. The Seller is the sole record and beneficial owner of all of the Shares and has good and valid title to such Shares free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against such Shares. Such Shares are not subject to any option, right, proxy, voting agreement, voting trust, or any other agreement, understanding, or arrangement affecting the Shares.

         SECTION 2.19. Authorization, etc. The Seller has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by the Seller.

         SECTION 2.20. No Consent Required. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority or other party on the part of the Seller is required for the Seller to execute and deliver this Agreement and perform his obligations hereunder.

         SECTION 2.21. Litigation Relating to the Agreement. The Seller is not a party to, or object to any judgment, decree, order, lawsuit, or proceeding which prevents or seeks to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 2.22. Other Claims. The Seller does not have (i) any claim or cause of action whatsoever, including any claim under any securities law with respect to his acquisition of Shares, against the Company, or (ii) any grounds for any such claim or cause of action, whether now existing, accruing after the giving of notice or passage of time, or otherwise.

                                       3.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to, and agrees with, the Seller as follows:

         SECTION 3.01.  Investment Representations

         (a) The Shares to be acquired by Buyer will be acquired by Buyer for investment for Buyer's own account, not as a nominee or agent for any person, and not with a view to the sale or distribution of all or any part thereof except in a transaction which is the subject of an effective registration statement under the Securities Act of 1933 ("Securities Act") and any applicable state securities laws or which is exempt from such registration requirements, and the Buyer has no present intention of selling, granting participation in, or otherwise distributing the Shares. Buyer does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, or grant participation to such person or entity, with respect to any of the Shares.

         (b) The Buyer understands that the Shares have not been registered under the Securities Act 1933 in reliance upon applicable exemptions from the registration requirements of the Securities Act of 1933 and is similarly exempt under state securities laws, and that the Seller, reliance on such exemptions is predicated on the Buyer's representations set forth herein.

         SECTION 3.02. Brokers. Buyer has not made any agreement or arrangement which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against any Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.03. Authorization, etc. Buyer has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

         SECTION 3.04. No Consent Recruited. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

         SECTION 3.05. Litigation Relating to this Agreement. Buyer is not a party to, or subject to, any judgment, decree, order, lawsuit, or proceeding which prevents or seeks to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

                                       4.

                                 INDEMNIFICATION

         SECTION 4.01. Buyer's Claims. The Seller shall indemnify and hold harmless Buyer, its successors and assigns, and their respective officers, directors, employees, shareholders, agents, and affiliates against any and all damages, claims, losses, liabilities, and expenses actually incurred by Buyer, including, without limitation, legal, accounting, and other expenses, which may arise out of any breach of any of the representations or warranties made in this Agreement by Seller. Such indemnification obligation of Seller shall survive the Closing.

         SECTION 4.02. Seller's Claim. Buyer shall indemnify and hold harmless Seller and his assigns, agents, and affiliates against any and all damages, claims, losses, liabilities and expenses, including without limitation, legal accounting, and other expenses actually incurred by Seller, which may arise out of any breach of any of the representations or warranties made in this Agreement by Buyer and which may arise out of any personal guarantees of Seller to third parties for obligations and liabilities of the Company. Such indemnification obligation of Buyer shall survive the Closing.

                                       5.

                                OTHER AGREEMENTS

         SECTION 5.01. Product Purchases. From June 30, 2000 through the Closing Date, the Company shall sell its products to the Buyer at the Company's cost to produce such products.

         SECTION 5.02. Facilities Lease. The parties agree to work in good faith to obtain the consent to the transactions contemplated by this Agreement, if necessary, of the landlord and the sublessor of the facility leased by the Company, with a street address of 13950 Senlac Drive, Suite 100.

                                       6.

                                  MISCELLANEOUS

         SECTION 6.01. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto.

         SECTION 6.02. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         SECTION 6.03. Notices. All notices, requests, consents, or other communications hereunder shall be in writing and shall be delivered personally or by courier or mailed by first class registered or certified mail, postage prepaid, in either case addressed as follows:

         (a)      if to the Seller:         Michael J Blumenfeld
                                            13950 Senlac Drive, Suite 200
                                            Dallas, Texas 75234

         (b)      if to the Buyer:          Collegiate Pacific, Inc.
                                            13950 Senlac Drive, Suite 200
                                            Dallas, Texas 75234
                                            Attention:  President
                                            [if Michael J.  Blumenfeld  is the  President at the time of any notice to Buyer,  then the notice  should be sent to the  attention of another officer of the Buyer]

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such communication shall be deemed given when actually delivered to the address indicated.

         SECTION 6.04. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

         SECTION 6.05. Entire Agreement. This Agreement, along with the Schedules and Exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

         SECTION 6.06. Counterparts. This Agreement, including all agreements executed and delivered hereunder, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.07. Time. Time is of the essence of this Agreement.

         IN WITNESS WHEREOF, the Seller and the Buyer, on its behalf by its duly authorized representative other than Seller, have executed this Agreement as of the day and year first above written.

                                         SELLER:


                                         /s/ Michael J. Blumenfeld
                                         --------------------------------------
                                         MICHAEL J. BLUMENFELD

                                         BUYER:

                                         COLLEGIATE PACIFIC, INC.



                                         By: /s/
                                             ----------------------------------
                                         Print Name:
                                                    ---------------------------
                                         Its:
                                             ----------------------------------

                  ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE


         THIS ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE (this "Assignment") is executed on this the 7th day of September 2000 by KESMIL MANUFACTURING, INC., a Texas corporation ("Kesmil"), to COLLEGIATE PACIFIC, INC., a Delaware corporation ("Collegiate").

                                    RECITALS:

         WHEREAS, on even date herewith, Collegiate purchased all of the issued and outstanding capital stock of Kesmil (the "Sale"); and

         WHEREAS, a portion of the purchase price for the Sale is the assignment by Kesmil to Collegiate, and the assumption by Collegiate, of that certain promissory note dated of even date herewith in the amount of $45,000.00 payable to Abe Blumenfeld (the "Note")

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Kesmil hereby SELLS, ASSIGNS, TRANSFERS, ENDORSES AND DELIVERS unto Collegiate, all of its obligations, rights, title and interest in and to the Note, without recourse, representations or warranties, express or implied, except as may be described herein.


         2. Collegiate hereby assumes and agrees to pay the indebtedness evidenced by the Note, at the manner and at the times as provided in the Note, and to keep, perform and fulfill all the obligations, covenants, terms, conditions and agreements required to be kept, performed and fulfilled by Kesmil as maker of the Note.

         3.  Kesmil represents and warrants to Collegiate the following:

             a.   Kesmil is the sole owner and holder of the Note;

             b. No term or provision of the Note has been waived, altered or modified in any respect, and all of the terms of the Note are in full force and effect;

             c. No interest or participation in the Note has heretofore been assigned;

             Kesmil has the full and unlimited right and authority to assign and transfer the Note to Collegiate;

         4. Collegiate represents and warrants to Kesmil that the undersigned officer of Collegiate is duly authorized and empowered to execute this Assignment on behalf of Collegiate.


ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE - PAGE 1

         5. The covenants, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first above appearing.

                                              COLLEGIATE PACIFIC, INC.

                                              By: /s/
                                                  -----------------------------
                                              Print Name:
                                                         ----------------------
                                              Title:
                                                    ---------------------------

                                              KESMIL MANUFACTURING, INC.

                                              By: /s/
                                                  -----------------------------
                                              Print Name:
                                                         ----------------------
                                              Title:
                                                    ---------------------------








ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE - PAGE 2

                  ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE


         THIS ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE (this "Assignment") is executed on this the 7th day of September 2000 by KESMIL MANUFACTURING, INC., a Texas corporation ("Kesmil"), to COLLEGIATE PACIFIC, INC., a Delaware corporation ("Collegiate").

                                    RECITALS:

         WHEREAS, on even date herewith, Collegiate purchased all of the issued and outstanding capital stock of Kesmil (the "Sale"); and

         WHEREAS, a portion of the purchase price for the Sale is the assignment by Kesmil to Collegiate, and the assumption by Collegiate, of that certain promissory note dated of even date herewith in the amount of $536,000.00 payable to Michael J. Blumenfeld (the "Note").

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Kesmil hereby SELLS, ASSIGNS, TRANSFERS, ENDORSES AND DELIVERS unto Collegiate, all of its obligations, rights, title and interest in and to the Note, without recourse, representations or warranties, express or implied, except as may be described herein.

         2. Collegiate hereby assumes and agrees to pay the indebtedness evidenced by the Note, at the manner and at the times as provided in the Note, and to keep, perform and fulfill all the obligations, covenants terms, conditions and agreements required to be kept, performed and fulfilled by Kesmil as maker of the Note.

         3. Kesmil represents and warrants to Collegiate the following:

            a.  Kesmil is the sole owner and holder of the Note;

            b. No term or provision of the Note has been waived, altered or modified in any respect, and all of the terms of the Note are in full force and effect;

            c. No interest or participation in the Note has heretofore been assigned;

            d. Kesmil has the full and unlimited right and authority to assign and transfer the Note to Collegiate;

         4. Collegiate represents and warrants to Kesmil that the undersigned officer of Collegiate is duly authorized and empowered to execute this Assignment on behalf of Collegiate.

         5. The covenants, representations and warranties contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE-PAGE 1

         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date and year first above appearing.


                                                 COLLEGIATE PACIFIC, INC.

                                                 By: /s/
                                                     --------------------------
                                                 Print Name:
                                                            -------------------
                                                 Title:
                                                       ------------------------


                                                 KESMIL MANUFACTURING, INC.

                                                 By: /s/
                                                     --------------------------
                                                 Print Name:
                                                            -------------------
                                                 Title:
                                                       ------------------------






ASSIGNMENT AND ASSUMPTION OF PROMISSORY NOTE-PAGE 2